Exhibit 3.35
FILED COPY
1/26/95
Secretary of State, Colorado
951009851    $50.00
[ILLEGIBLE]
ARTICLES OF INCORPORATION
OF
COLUMBIA/ROSE HEALTH SYSTEM, INC.

     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Colorado Business Corporation Act.
     FIRST: The corporate name for the corporation (hereinafter called the “Corporation”) is Columbia/Rose Health System, Inc.
     SECOND: The number of shares which the corporation is authorized to issue is 1,000, all of which are of a par value of $1.00 dollar each and are of the same class and are Common shares.
     THIRD: The street address of the initial registered office of the corporation in the State of Colorado is 1400 Glenarm Place, Denver, Colorado 80202.
     The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.
     FOURTH: The address of the corporation’s initial principal office is 201 W. Main Street, Louisville, KY 40202.
     FIFTH: The name and the address of the incorporator is:
          Jennifer T. Crawford 201 West Main Street, Louisville, Kentucky 40202
     SIXTH: The number of directors constituting the initial Board of Directors of the corporation are three and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Stephen T. Braun	201 West Main Street, Louisville, Kentucky 40202
David C. Colby	201 West Main Street, Louisville, Kentucky 40202
Richard A. Schweinhart	201 West Main Street, Louisville, Kentucky 40202
     SEVENTH: The purpose for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, is as follows:
     To have all of the general powers granted to corporations organized under the Colorado Business Corporation Act, whether granted by specific statutory authority or by construction of law.

     EIGHTH: Each share of the corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the corporation or any equity and/or voting shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of the same class of the corporation or of equity and/or voting shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire unissued shares of the same class of the corporation or equity and/or voting shares of any class of the corporation, whether now or hereafter authorized or created, and whether the proposed issue, reissue, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, and any and all of such shares, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, or granted by the Board of Directors, as the case may be, to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.
     NINTH: The corporation shall, to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions form and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     TENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented.
     ELEVENTH: The duration of the corporation shall be perpetual.
     TWELFTH: Cumulative voting is not desired in the election of directors.
Signed on January 25, 1995

/s/ Jennifer T. Crawford
Jennifer T. Crawford, Incorporator

CONSENT OF INITIAL
REGISTERED AGENT TO APPOINTMENT
     The undersigned person hereby consents to appointment as the initial registered agent of the corporation named in Article FIRST of the annexed Articles of Incorporation.

The Prentice-Hall Corporation System, Inc.
By:	/s/ Charles A. Coyle
Authorized Signature
Charles A. Coyle—Asst. Secy.

CHANGE OF NAME
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
Please include a typed
self-addressed envelope
Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242
OP 451009851
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
For office use only
951055923 C $25.00
SECRETARY OF STATE
04-26-95     09:37

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST: The name of the corporation is Columbia/Rose Health System, Inc.  NC/65
SECOND: The following amendment to the Articles of Incorporation was adopted on April 25, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

No shares have been issued or Directors Elected — Action by Incorporators

No shares have been issued but Directors Elected — Action by Directors

XX	Such amendment was adopted by the board of directors where shares have been issued.

XX	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
Article 1 of the Articles of Incorporation of the Corporation shall be amended to read as follows:
ARTICLE ONE
NAME
The name of the corporation shall be Columbia/Rose Health Care Systems, Inc.

If these amendments are to have a delayed effective date, please list that	n/a

(Not to exceed ninety (90) days from the date of filing)
THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A
FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, is as follows: N/A

COLUMBIA/ROSE HEALTH SYSTEM, INC.
By:	/s/ [ILLEGIBLE]
Its Vice President
COMPUTER UPDATE COMPLETE TR

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
Please include a typed
self addressed envelope
Secretary of State
Corporations Section
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
For office use only       002
FILED CUSTOMER COPY
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE
20001210759 C
$75.00
SECRETARY OF STATE
10-30-2000     10:51:32
CHANGE OF NAME

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST: The name of the corporation is Columbia/Rose Health Care Systems, Inc.
SECOND: The following amendment to the Articles of Incorporation was adopted on October 25, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

No shares have been issued or Directors Elected — Action by Incorporators

No shares have been issued but Directors Elected — Action by Directors

Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
THIRD: If changing corporate name, the new name of the corporation is Colorado Health Systems, Inc.
FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
If these amendments are to have a delayed effective date, please list that date:
(Not exceed ninety (90) days from the date of filing)

/s/ [ILLEGIBLE]

Signature
Title Vice President and Secretary